Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

To Tender 7.50% Series B Preferred Shares,

Par Value $0.0125 Per Share and

Liquidation Preference $100.00 Per Share (CUSIP: 05461T206),

At a Purchase Price of $102.81 Per Share

of

AXIS CAPITAL HOLDINGS LIMITED

Pursuant to the Offer to Purchase, dated March 12, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M.,

NEW YORK CITY TIME, ON APRIL 10, 2012, UNLESS AXIS CAPITAL EXTENDS OR EARLIER TERMINATES THE OFFER.

The Tender Agent for the Offer is:

D. F. King & Co., Inc.

By facsimile:

(For Eligible Institutions only):

(212) 809-8838

Confirmation:

(212) 493-6996

By Mail:	By Overnight Courier:	By Hand:
48 Wall Street — 22nd Floor	48 Wall Street — 22nd Floor	48 Wall Street — 22nd Floor
New York, NY 10005	New York, NY 10005	New York, NY 10005

DESCRIPTION OF PREFERRED SHARES TENDERED
Name(s) and Address(es) of Holder(s) or Name(s) of DTC Participants and Each Participant’s DTC Account Number in which Preferred Shares are Held (Please fill in, if blank)	Preferred Shares Tendered (Attach and sign additional list if necessary)
	Number of Preferred Shares Represented*	Number of Preferred Shares Tendered

*  Unless otherwise indicated in the column labeled “Number of Preferred Shares Tendered” and subject to the terms and conditions of the Offer to Purchase, a holder will be deemed to have tendered the entire liquidation preference amount represented by the Preferred Shares indicated in the column labeled “Number of Preferred Shares Represented.” See Instruction 4.

Delivery of this Letter of Transmittal to an address other than one of those set forth above will not constitute a proper delivery. You must deliver this Letter of Transmittal to the tender agent as set forth above (the “Tender Agent”). Deliveries to AXIS Capital Holdings Limited (“AXIS Capital”), Wells Fargo Securities, LLC (the dealer manager for the Offer (the “Dealer Manager”)) or D. F. King & Co., Inc. (the information agent for the Offer (the “Information Agent”)) will not be forwarded to the Tender Agent and, therefore, will not constitute proper delivery to the Tender Agent. Delivery of this Letter of Transmittal and any other required documents to the book-entry transfer facility at The Depository Trust Company (“DTC”) will not constitute delivery to the Tender Agent.

You should use this Letter of Transmittal if you are causing the Preferred Shares to be delivered by book-entry transfer to the Tender Agent’s account at DTC pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Only financial institutions that are participants in DTC’s book-entry system may make book-entry delivery of the Preferred Shares.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

All of the Preferred Shares are held in book entry form through the facilities of DTC. You should use this Letter of Transmittal only if you are delivering Preferred Shares through a book entry transfer into the Tender Agent’s account at DTC in accordance with Section 3 of the Offer to Purchase.

Delivery of the Letter of Transmittal and any other required documents to DTC does not constitute delivery to the Tender Agent.

☐	Check here if you are a financial institution that is a participating institution in the book entry transfer facility’s system and you are delivering the tendered Preferred Shares by book entry transfer to an account maintained by the Tender Agent at the book entry transfer facility, and complete the following:

Names(s) of Tendering Institution:

Account Number:	Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to AXIS Capital Holdings Limited, a company domiciled in Bermuda (“AXIS Capital”), the above described shares of AXIS Capital’s series B preferred shares, par value $0.0125 per share and liquidation preference $100.00 per share (the “Preferred Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 12, 2012, and in the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged. AXIS Capital is inviting the holders of Preferred Shares to tender their Preferred Shares at $102.81 per Preferred Share (the “Purchase Price”), net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer. The purchase price is intended to compensate you for declared and unpaid dividends, if any, and you will not receive any separate payment for dividends.

Subject to and effective upon acceptance for payment of, and payment for, Preferred Shares tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of AXIS Capital all right, title and interest in and to all of the Preferred Shares tendered hereby which are so accepted and paid for; (2) orders the registration of Preferred Shares tendered by book entry transfer that are purchased under the Offer to or upon the order of AXIS Capital; and (3) appoints the Tender Agent as attorney in fact of the undersigned with respect to such Preferred Shares, with the full knowledge that the Tender Agent also acts as the agent of AXIS Capital, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions:

(a) transfer ownership of such Preferred Shares on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the order of AXIS Capital, upon receipt by the Tender Agent, as the undersigned’s agent, of the Purchase Price with respect to such Preferred Shares; and

(b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned understands that AXIS Capital, upon the terms and subject to the conditions of the Offer, will pay the Purchase Price for Preferred Shares properly tendered into, and not properly withdrawn from, the Offer subject to the conditions of the Offer in the Offer to Purchase.

The undersigned hereby covenants, represents and warrants to AXIS Capital that:

(a) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby;

(b) when and to the extent AXIS Capital accepts the Preferred Shares for purchase, AXIS Capital will acquire good and marketable title to them, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and the Preferred Shares will not be subject to any adverse claims or rights;

(c) the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or AXIS Capital to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby and accepted for purchase; and

(d) the undersigned has read and agrees to all of the terms of the Offer.

The undersigned understands that tendering of Preferred Shares under either of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute an agreement between the undersigned and AXIS Capital upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will AXIS Capital pay interest on the Purchase Price or any declared and unpaid dividend.

The undersigned understands that all Preferred Shares properly tendered and not properly withdrawn prior to the Expiration Date will be purchased in the Offer, upon the terms and subject to the conditions of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, AXIS Capital may terminate or amend the Offer; or may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered.

The names and addresses of the registered holders of Preferred Shares or DTC participants should be printed above, exactly as they appear on a security position listing as the owner of the Preferred Shares. The DTC participant’s account number, the number of Preferred Shares held in such account and the number of Preferred Shares to be tendered shall be set forth in the appropriate boxes above.

Unless otherwise indicated under “Special Payment and Delivery Instructions,” please transfer by credit to the account at the DTC designated above an amount equal to the aggregate Purchase Price of any Preferred Shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or return any Preferred Shares not tendered or not purchased.

The undersigned recognizes that AXIS Capital has no obligation, under the Special Payment and Delivery Instructions, to order the registration or transfer of Preferred Shares tendered by book entry transfer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or in capacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

SHAREHOLDER(S) — SIGN HERE

(See Instructions 1 and 5)

(Please See Form W-9 or Form W-8BEN or other Form W-8, as applicable)

If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Preferred Shares tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Preferred Shares. If the Preferred Shares are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to AXIS Capital of his or her authority to so act. See Instruction 5.

Signature(s) of Shareholder(s)

Dated:                     , 2012

Name(s):
Please Print

Capacity (full title):

Address:

Address Line 2:

Address Line 3:
Please Include Zip/Postal Code

(Country Code/Area Code) Telephone Number:

Taxpayer Identification or Social Security No. (if applicable):

GUARANTEE OF SIGNATURE(S) (If Required, See Instructions 1 and 5)

Authorized Signature:

Name(s):
Please Print

Name of Firm:

Address:

Address Line 2:

Address Line 3:
Please Include Zip/Postal Code

(Country Code/Area Code) Telephone Number:

Dated: , 2012

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

(See Instructions 2, 5, 7 and 8)

To be completed ONLY if a check for the Purchase Price for any Preferred Shares is to be issued to the order of someone other than the person or persons whose signature(s) appears within this Letter of Transmittal, or issued to an address different from that shown in the box titled “Description of Preferred Shares Tendered” within this Letter of Transmittal, or if Preferred Shares tendered by book entry transfer that are not accepted for purchase are to be credited to an account maintained at the book entry transfer facility other than the one designated above.

☐      Payment Check(s)

Name(s):
(Please Print)

Address:
(Include Zip Code)

Taxpayer Identification Number, Social Security Number or Employer Identification Number (See IRS Form W-9, or other applicable IRS Form)
☐ Credit unpurchased Preferred Shares by book entry to the book entry transfer facility account set forth below:

DTC Account Number:

Number of Account Party:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

Forming Part of the Terms of the Offer

1.	Guarantee of Signatures.

Except as otherwise provided in this Instruction 1, all signatures on this Letter of Transmittal must be guaranteed by a financial institution that is a participant in the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution” as such term is defined in Rule 17Ad 15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if either (a) this Letter of Transmittal is signed by any DTC participant whose name appears on a security position listing as the owner of Preferred Shares tendered herewith and such participant(s) have not completed either of the boxes within “Special Payment and Delivery Instructions” in this Letter of Transmittal; or (b) such Preferred Shares are tendered for the account of an Eligible Institution. The signatures on these documents may also need to be guaranteed.

2.	Delivery of Letter of Transmittal; No Guaranteed Delivery Procedures.

To tender the Preferred Shares, a properly completed and duly executed copy or facsimile of this Letter of Transmittal or an agent’s message and a confirmation of a book entry transfer into the Tender Agent’s account with the DTC tendered electronically and any other documents required by this Letter of Transmittal, must be received by the Tender Agent on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE TENDER AGENT, INCLUDING DELIVERY THROUGH DTC, AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGHT ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING PREFERRED SHARES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. Except as otherwise provided below, the delivery will be made when actually received by the Tender Agent. This Letter of Transmittal and any other required documents should be sent only to the Tender Agent, not to AXIS Capital, the Dealer Manager or DTC.

Pursuant to authority granted by DTC, any DTC participant that has Preferred Shares credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such Preferred Shares as though it were the registered holder by so completing, executing and delivering this Letter of Transmittal or delivering an agent’s message. Tenders of Preferred Shares will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.

The method of delivery of this Letter of Transmittal, Preferred Shares and all other required documents to the Tender Agent is at the election and risk of the holders.

No alternative, conditional or contingent tenders of Preferred Shares will be accepted. Except as otherwise provided below, the delivery will be deemed made when the delivery is actually received or confirmed by the Tender Agent. This Letter of Transmittal should be sent only to the Tender Agent. The Tender Agent will not accept any tender materials other than Letters of Transmittal and the DTC participants’ agent’s messages.

AXIS Capital does not intend to permit tenders of Preferred Shares by guaranteed delivery procedures.

All tendering holders of Preferred Shares, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, or delivery of an agent’s message, waive any right to receive any notice of the acceptance of their tender.

The method of delivery of all documents is at the option and risk of the tendering holders of Preferred Shares. If you choose to deliver the documents by mail, we recommend that you use registered mail with return receipt requested, properly insured. In all cases, please allow sufficient time to assure timely delivery.

AXIS Capital will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Preferred Shares. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of your tendered Preferred Shares.

3.	Inadequate Space.

If the space provided in the box captioned “Description of Preferred Shares Tendered” is inadequate, then you should list relevant information on a separate signed schedule attached to this Letter of Transmittal.

4.	Partial Tenders and Unpurchased Preferred Shares.

If fewer than all of the Preferred Shares owned by a holder are tendered, the holder must fill in the liquidation preference amounts of such Preferred Shares tendered in the third column of the box titled “Description of Preferred Shares Tendered” herein. The entire liquidation preference amount represented by the Preferred Shares delivered to the Tender Agent will be deemed to have been tendered, unless otherwise indicated.

5.	Signatures on Letter of Transmittal’ Stock Powers and Endorsements.

a.	Exact Signatures.

If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Preferred Shares tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Preferred Shares.

b.	Joint Holders.

If the Preferred Shares are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

c.	Signatures of Fiduciaries

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to AXIS Capital of his or her authority to so act.

6.	Stock Transfer Taxes.

Except as provided in this Instruction 6, no stock transfer tax stamps or funds to cover such stamps need to accompany this Letter of Transmittal. AXIS Capital will pay or cause to be paid any stock transfer taxes payable on the transfer to it of Preferred Shares purchased in the Offer. If, however, payment of the Purchase Price is to be made to any person other than the registered holder(s), then the Tender Agent will deduct from the Purchase Price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer of cash or stock thereby made to such person, unless satisfactory evidence of the payment of such taxes or an exemption from them is submitted with this Letter of Transmittal.

7.	Special Payment and Delivery Instructions.

If any of the following conditions holds:

a. check(s) for the Purchase Price of any Preferred Shares purchased pursuant to the Offer are to be issued to a person other than the person(s) signing this Letter of Transmittal;

b. check(s) for the Purchase Price are to be sent to any person other than the person signing this Letter of Transmittal, or to the person signing this Letter of Transmittal, but at a different address; or

c. Preferred Shares tendered by book entry transfer that are not accepted for purchase are to be credited to an account maintained at the book entry transfer facility other than the one designated above, then, in any such case, you must complete the appropriate box within “Special Payment and Delivery Instructions” as applicable in this Letter of Transmittal and make sure that the signatures herein are guaranteed as described in Instructions 1 and 5.

8.	Tax Identification Number and Backup Withholding.

TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT ANY STATEMENT HEREIN REGARDING ANY U.S. FEDERAL INCOME TAX MATTERS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES UNDER THE CODE. ANY SUCH STATEMENT HEREIN WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE OFFER TO PURCHASE. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. federal income tax laws generally require a tendering stockholder to provide the Tender Agent with such holder’s correct taxpayer identification number (“TIN”) and a certification that such stockholder is not subject to backup withholding on Form W-9, which is provided below, or, alternatively, to establish another basis for exemption from backup withholding. In addition to penalties, failure to provide the Tender Agent with the correct information and certification or an adequate basis for an exemption from backup withholding may result in backup withholding at a current rate of 28% on all payments made to stockholders or other payees pursuant to the Offer. Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder’s U.S. federal income tax liability. If withholding results in an overpayment of taxes, the stockholder may obtain a refund if the required information is timely provided to the IRS. In order to avoid backup withholding, each tendering stockholder that is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) must provide (i) its correct TIN by completing Form W-9, certifying, under penalties of perjury, (1) that the TIN provided is correct (or that such stockholder is awaiting a TIN), (2) that (A) the stockholder is exempt from backup withholding, or (B) the IRS has not notified the stockholder that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified the stockholder that such stockholder is no longer subject to backup withholding, and (3) that the stockholder is a U.S. person (including a U.S. resident alien), or (ii), if applicable, an adequate basis for exemption. If the tendering U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should write “Applied For” in the space provided for the TIN in Part I of Form W-9, and sign and date Form W-9. If “Applied For” is written in Part I and the Tender Agent is not provided with a TIN by the time of payment, the Tender Agent will withhold 28% from any payments made pursuant to the Offer. Certain stockholders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. Holders should indicate their exempt status on Form W-9. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Form W-9 if Preferred Shares are held in more than one name), consult the enclosed Form W-9 and related instructions.

In order for a tendering holder of Preferred Shares who is a non-U.S. stockholder to qualify as an exempt recipient with respect to backup withholding such holder generally must submit to the Tender Agent a properly completed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (instead of Form W-9), signed under penalties of perjury, attesting to such stockholder’s foreign status. An IRS Form W-8BEN is included in this Letter of Transmittal and other applicable forms can be obtained from the Tender Agent or from www.irs.gov.

Where Preferred Shares are tendered on behalf of the holder of Preferred Shares by a broker or other DTC participant, the foregoing IRS Forms and certifications generally must be provided by the holder of Preferred Shares to the DTC participant, instead of the Tender Agent, in accordance with the DTC participant’s applicable procedures.

FAILURE TO COMPLETE AND RETURN THE FORM W-9 OR AN APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

9.	Irregularities.

AXIS Capital will determine in its sole discretion all questions as to the number of Preferred Shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of Preferred Shares. Any such determinations will be final and binding on all parties. AXIS Capital reserves the absolute right to reject any or all tenders of Preferred Shares it determines are not in proper form or the acceptance of which or payment for which may, in the opinion of AXIS Capital, be unlawful. AXIS Capital also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Preferred Shares, and AXIS Capital’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties. No tender of Preferred Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as AXIS Capital shall determine. None of AXIS Capital, the Tender Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

10.	Questions; Requests for Assistance and Additional Copies.

Please direct any questions or requests for assistance or for additional copies of the Offer to Purchase or this Letter of Transmittal to the Information Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offer.

Important: The Tender Agent must receive this Letter of Transmittal or verification of acceptance of the Offer from DTC through an agent’s message (together with book-entry transfer and all other required documents) before the Expiration Date (as defined in the Offer to Purchase).

YOU MUST COMPLETE AND SIGN EITHER THE FORM W-9 BELOW OR THE APPLICABLE FORM W-8. IRS FORM W-8BEN IS ATTACHED BELOW — OTHER IRS FORMS W-8 CAN BE OBTAINED FROM THE TENDER AGENT OR FROM WWW.IRS.GOV.

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax classification:
	☐ Individual/sole proprietor	☐ C Corporation	☐ S Corporation	☐ Partnership	☐ Trust/estate	☐ Exempt payee
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶
☐ Other (see instructions) ▶

	Address (number, street, and apt. or suite no.)					Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–

Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

Form W-9 (Rev. 12-2011)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

— The U.S. owner of a disregarded entity and not the entity,

— The U.S. grantor or other owner of a grantor trust and not the trust, and

— The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for

Form W-9 (Rev. 12-2011)	Page 3

federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/ disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2011)	Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Form W-9 (Rev. 12-2011)	Page 5

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

— Protect your SSN,

— Ensure your employer is protecting your SSN, and

— Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes.

Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Instructions for the Requester of Form W-9 (Rev. January 2011)

Request for Taxpayer Identification Number

and Certification

Section references are to the Internal Revenue Code unless otherwise noted.

What’s New

New checkboxes. Generally, for any sale of a covered security acquired by an S corporation (other than a financial institution) after December 31, 2011, brokers will be required to report gross proceeds and basis information to S corporations and may not treat them as exempt recipients. New tax classification checkboxes have been added for S corporation and Trust/estate. The Form W-9 is revised to allow S corporations sufficient time to provide new certifications to brokers indicating their non-exempt status. Also, disregarded entity was removed as a tax classification for limited liability companies.

Reminders

— The backup withholding rate is 28% for reportable payments.

— The IRS website offers TIN Matching e-services for certain payers to validate name and TIN combinations. See Taxpayer Identification Number (TIN) Matching on page 4.

How Do I Know When To Use Form W-9?

Use Form W-9 to request the taxpayer identification number (TIN) of a U.S. person (including a resident alien) and to request certain certifications and claims for exemption. (See Purpose of Form on Form W-9.) Withholding agents may require signed Forms W-9 from U.S. exempt recipients to overcome any presumptions of foreign status. For federal purposes, a U.S. person includes but is not limited to:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— Any estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

A partnership may require a signed Form W-9 from its U.S. partners to overcome any presumptions of foreign status and to avoid withholding on the partner’s allocable share of the partnership’s effectively connected income. For more information, see Regulations section 1.1446-1.

Advise foreign persons to use the appropriate Form W-8. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, for more information and a list of the W-8 forms.

Also, a nonresident alien individual may, under certain circumstances, claim treaty benefits on scholarships and fellowship grant income. See Pub. 515 or Pub. 519, U.S. Tax Guide for Aliens, for more information.

Electronic Submission of Forms W-9

Requesters may establish a system for payees and payees’ agents to submit Forms W-9 electronically, including by fax. A requester is anyone required to file an information return. A payee is anyone required to provide a taxpayer identification number (TIN) to the requester.

Payee’s agent. A payee’s agent can be an investment advisor (corporation, partnership, or individual) or an introducing broker. An investment advisor must be registered with the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940. The introducing broker is a broker-dealer that is regulated by the SEC and the National Association of Securities Dealers, Inc., and that is not a payer. Except for a broker who acts as a payee’s agent for “readily tradable instruments,” the advisor or broker must show in writing to the payer that the payee authorized the advisor or broker to transmit the Form W-9 to the payer.

Cat. No. 20479P

Electronic system. Generally, the electronic system must:

— Ensure the information received is the information sent, and document all occasions of user access that result in the submission;

— Make reasonably certain that the person accessing the system and submitting the form is the person identified on Form W-9, the investment advisor, or the introducing broker;

— Provide the same information as the paper Form W-9;

— Be able to supply a hard copy of the electronic Form W-9 if the Internal Revenue Service requests it; and

— Require as the final entry in the submission an electronic signature by the payee whose name is on Form W-9 that authenticates and verifies the submission. The electronic signature must be under penalties of perjury and the perjury statement must contain the language of the paper Form W-9.

For Forms W-9 that are not required to be signed, the electronic system need not provide for an electronic signature or a perjury statement.

For more details, see the following.

— Announcement 98-27, which is on page 30 of Internal Revenue Bulletin 1998-15 at www.irs.gov/pub/irs-irbs/ irb98-15.pdf.

— Announcement 2001-91, which is on page 221 of Internal Revenue Bulletin 2001-36 at www.irs.gov/pub/ irs-irbs/irb01-36.pdf.

Individual Taxpayer Identification Number (ITIN)

Form W-9 (or an acceptable substitute) is used by persons required to file information returns with the IRS to get the payee’s (or other person’s) correct name and TIN. For individuals, the TIN is generally a social security number (SSN).

However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer

Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

Substitute Form W-9

You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the official IRS Form W-9 and it satisfies certain certification requirements.

You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards. However, the certifications on the substitute Form W-9 must clearly state (as shown on the official Form W-9) that under penalties of perjury:

1. The payee’s TIN is correct,

2. The payee is not subject to backup withholding due to failure to report interest and dividend income, and

3. The payee is a U.S. person.

You may not:

1. Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications, or

2. Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

A substitute Form W-9 that contains a separate signature line just for the certifications satisfies the requirement that the certifications be clearly stated.

If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented to stand out in the same manner as described above and must appear immediately above the single signature line:

“The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.”

-2-	Instr. for Req. of Form W-9 (Rev. 1-2011)

If you use a substitute form, you are required to provide the Form W-9 instructions to the payee only if he or she requests them. However, if the IRS has notified the payee that backup withholding applies, then you must instruct the payee to strike out the language in the certification that relates to underreporting. This instruction can be given orally or in writing. See item 2 of the Certification on Form W-9. You can replace “defined below” with “defined in the instructions” in item 3 of the Certification on Form W-9 when the instructions will not be provided to the payee except upon request. For more information, see Rev. Proc. 83-89,1983-2 C.B. 613; amplified by Rev. Proc. 96-26, which is on page 22 of Internal Revenue Bulletin 1996-8 at www.irs.gov/pub/ irs-irbs/irb96-08.pdf.

TIN Applied for

For interest and dividend payments and certain payments with respect to readily tradable instruments, the payee may return a properly completed, signed Form W-9 to you with “Applied For” written in Part I. This is an “awaiting-TIN” certificate. The payee has 60 calendar days, from the date you receive this certificate, to provide a TIN. If you do not receive the payee’s TIN at that time, you must begin backup withholding on payments.

Reserve rule. You must backup withhold on any reportable payments made during the 60-day period if a payee withdraws more than $500 at one time, unless the payee reserves an amount equal to the current year’s backup withholding rate on all reportable payments made to the account.

Alternative rule. You may also elect to backup withhold during this 60-day period, after a 7-day grace period, under one of the two alternative rules discussed below.

Option 1. Backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

Option 2. Backup withhold on any reportable payments made to the payee’s account, regardless of whether the payee makes any withdrawals, beginning no later than 7 business days after you receive the awaiting-TIN certificate.

The 60-day exemption from backup withholding does not apply to any payment other than interest, dividends, and certain payments relating to readily tradable instruments. Any other reportable payment, such as nonemployee compensation, is subject to backup withholding immediately, even if the payee has applied for and is awaiting a TIN.

Even if the payee gives you an awaiting-TIN certificate, you must backup withhold on reportable interest and dividend payments if the payee does not certify, under penalties of perjury, that the payee is not subject to backup withholding.

If you do not collect backup withholding from affected payees as required, you may become liable for any uncollected amount.

Payees Exempt From Backup Withholding

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2. The United States or any of its agencies or instrumentalities;

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, agencies, or instrumentalities;

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation;

7. A foreign central bank of issue;

Instr. for Req. of Form W-9 (Rev. 1-2011)	-3-

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

9. A futures commission merchant registered with the Commodity Futures Trading Commission;

10. A real estate investment trust;

11. An entity registered at all times during the tax year under the Investment Company Act of 1940;

12. A common trust fund operated by a bank under section 584(a);

13. A financial institution;

14. A middleman known in the investment community as a nominee or custodian; or

15. A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding as indicated for items 1 through 15 above.

Interest and dividend payments. All listed payees are exempt except the payee in item 9.

Broker transactions. All payees listed in items 1 through 5 and 7 through 13 are exempt. Also, C corporations are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt.

Barter exchange transactions and patronage dividends. Only payees listed in items 1 through 5 are exempt.

Payments reportable under sections 6041 and 6041A. Only payees listed in items 1 through 7 are generally exempt.

However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from backup withholding.

— Medical and health care payments.

— Attorneys’ fees.

— Payments for services paid by a federal executive agency. (See Rev. Rul. 2003-66, which is on page 1115 of Internal Revenue Bulletin 2003-26 at www.irs.gov/pub/ irs-irbs/irb03-26.pdf.)

Payments Exempt From Backup Withholding

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations. The following payments are generally exempt from backup withholding.

Dividends and patronage dividends

— Payments to nonresident aliens subject to withholding under section 1441.

— Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

— Payments of patronage dividends not paid in money.

— Payments made by certain foreign organizations.

— Section 404(k) distributions made by an ESOP.

Interest payments

— Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

— Payments described in section 6049(b)(5) to nonresident aliens.

— Payments on tax-free covenant bonds under section 1451.

— Payments made by certain foreign organizations.

— Mortgage or student loan interest paid to you.

Other types of payment

— Wages.

— Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, an owner-employee plan, or other deferred compensation plan.

— Distributions from a medical or health savings account and long-term care benefits.

— Certain surrenders of life insurance contracts.

— Distribution from qualified tuition programs or Coverdell ESAs.

-4-	Instr. for Req. of Form W-9 (Rev. 1-2011)

— Gambling winnings if regular gambling winnings withholding is required under section 3402(q). However, if regular gambling winnings withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

— Real estate transactions reportable under section 6045(e).

— Cancelled debts reportable under section 6050P.

— Fish purchases for cash reportable under section 6050R.

After 2011, backup withholding will apply to certain payment card transactions by a qualified payment card agent under section 6050W.

Joint Foreign Payees

If the first payee listed on an account gives you a Form W-8 or a similar statement signed under penalties of perjury, backup withholding applies unless:

1. Every joint payee provides the statement regarding foreign status, or

2. Any one of the joint payees who has not established foreign status gives you a TIN.

If any one of the joint payees who has not established foreign status gives you a TIN, use that number for purposes of backup withholding and information reporting.

For more information on foreign payees, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Names and TINs To Use for Information Reporting

Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line of the information return only the name of the payee whose TIN is shown on Form W-9. You may show the names of any other individual payees in the area below the first name line on the information return.

For more information on the names and TINs to use for information reporting, see section J of the General Instructions for Certain Information Returns.

Notices From the IRS

The IRS will send you a notice if the payee’s name and TIN on the information return you filed do not match the IRS’s records. (See Taxpayer Identification Number (TIN) Matching, later.) You may have to send a “B” notice to the payee to solicit another TIN. Pub. 1281, Backup Withholding for Missing and Incorrect Name/TIN(s), contains copies of the two types of “B” notices.

Taxpayer Identification Number (TIN) Matching

TIN Matching allows a payer or authorized agent who is required to file Forms 1099-B, DIV, INT, K, MISC, OID, and/or PATR to match TIN and name combinations with IRS records before submitting the forms to the IRS. TIN Matching is one of the e-services products that is offered and is accessible through the IRS website. Go to IRS.gov and enter e-services in the search box. It is anticipated that payers who validate the TIN and name combinations before filing information returns will receive fewer backup withholding (CP2100) notices and penalty notices.

Additional Information

For more information on backup withholding, see Pub. 1281.

Instr. for Req. of Form W-9 (Rev. 1-2011)	-5-

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding

▶  Section references are to the Internal Revenue Code.     ▶  See separate instructions.

▶  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Please print or type

Do not use this form for: Instead, use Form:

•	A U.S. citizen or other U.S. person, including a resident alien individual W-9
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United States W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)W-8ECI or W-8IMY
•

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions) W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.

•	A person acting as an intermediary W-8IMY

Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust
	☐ Grantor trust ☐ Central bank of issue	☐ Complex trust ☐ Tax-exempt organization	☐ Estate ☐ Private foundation	☐ Government	☐ International organization

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
5 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
6 U.S. taxpayer identification number, if required (see instructions) ☐ SSN or ITIN ☐ EIN	7 Foreign tax identifying number, if any (optional)
8 Reference number(s) (see instructions)

Part II	Claim of Tax Treaty Benefits (if applicable)

  9    I certify that (check all that apply):

a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10    Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article  of the treaty identified on line 9a above to claim a  % rate of withholding on (specify type of income):

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III	Notional Principal Contracts

11  ☐  I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1 I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

2 The beneficial owner is not a U.S. person,

3 The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4 For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here	▶
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.			Cat. No. 25047Z Form W-8BEN (Rev. 2-2006)

Instructions for Form W-8BEN

(Rev. February 2006)

Certificate of Foreign Status of Beneficial Owner for United States Tax

Withholding

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

For definitions of terms used throughout these instructions, see Definitions on pages 3 and 4.

Purpose of form. Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of:

— Interest (including certain original issue discount (OID));

— Dividends;

— Rents;

— Royalties;

— Premiums;

— Annuities;

— Compensation for, or in expectation of, services performed;

— Substitute payments in a securities lending transaction; or

— Other fixed or determinable annual or periodical gains, profits, or income.

This tax is imposed on the gross amount paid and is generally collected by withholding under section 1441 or 1442 on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner.

In addition, section 1446 requires a partnership conducting a trade or business in the United States to withhold tax on a foreign partner’s distributive share of the partnership’s effectively connected taxable income. Generally, a foreign person that is a partner in a partnership that submits a Form W-8 for purposes of section 1441 or 1442 will satisfy the documentation requirements under section 1446 as well. However, in some cases the documentation requirements of sections 1441 and 1442 do not match the documentation requirements of section 1446. See Regulations sections 1.1446-1 through 1.1446-6. Further, the owner of a disregarded entity, rather than the disregarded entity itself, shall submit the appropriate Form W-8 for purposes of section 1446.

If you receive certain types of income, you must provide Form W-8BEN to:

— Establish that you are not a U.S. person;

— Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided or a partner in a partnership subject to section 1446; and

— If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty.

You may also be required to submit Form W-8BEN to claim an exception from domestic information reporting and backup withholding for certain types of income that are not subject to foreign-person withholding. Such income includes:

— Broker proceeds.

— Short-term (183 days or less) original issue discount (OID).

— Bank deposit interest.

— Foreign source interest, dividends, rents, or royalties.

— Proceeds from a wager placed by a nonresident alien individual in the games of blackjack, baccarat, craps, roulette, or big-6 wheel.

You may also use Form W-8BEN to certify that income from a notional principal contract is not effectively connected with the conduct of a trade or business in the United States.

A withholding agent or payer of the income may rely on a properly completed Form W-8BEN to treat a payment associated with the Form W-8BEN as a payment to a

Cat. No. 25576H

foreign person who beneficially owns the amounts paid. If applicable, the withholding agent may rely on the Form W-8BEN to apply a reduced rate of withholding at source.

Provide Form W-8BEN to the withholding agent or payer before income is paid or credited to you. Failure to provide a Form W-8BEN when requested may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.

Additional information. For additional information and instructions for the withholding agent, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Who must file. You must give Form W-8BEN to the withholding agent or payer if you are a foreign person and you are the beneficial owner of an amount subject to withholding. Submit Form W-8BEN when requested by the withholding agent or payer whether or not you are claiming a reduced rate of, or exemption from, withholding.

Do not use Form W-8BEN if:

— You are a U.S. citizen (even if you reside outside the United States) or other U.S. person (including a resident alien individual). Instead, use Form W-9, Request for Taxpayer Identification Number and Certification.

— You are a disregarded entity with a single owner that is a U.S. person and you are not a hybrid entity claiming treaty benefits. Instead, provide Form W-9.

— You are a nonresident alien individual who claims exemption from withholding on compensation for independent or dependent personal services performed in the United States. Instead, provide Form 8233, Exemption from Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or Form W-4, Employee’s Withholding Allowance Certificate.

— You are receiving income that is effectively connected with the conduct of a trade or business in the United States, unless it is allocable to you through a partnership. Instead, provide Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. If any of the income for which you have provided a Form W-8BEN becomes effectively connected, this is a change in circumstances and Form W-8BEN is no longer valid. You must file Form W-8ECI. See Change in circumstances on this page.

— You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, you should use Form W-8BEN if you are claiming treaty benefits or are providing the form only to claim you are a foreign person exempt from backup withholding. You should use Form W-8ECI if you received effectively connected income (for example, income from commercial activities).

— You are a foreign flow-through entity, other than a hybrid entity, claiming treaty benefits. Instead, provide Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding. However, if you are a partner, beneficiary, or owner of a flow-through entity and you are not yourself a flow-through entity, you may be required to furnish a Form W-8BEN to the flow-through entity.

— You are a disregarded entity for purposes of section 1446. Instead, the owner of the entity must submit the form.

— You are a reverse hybrid entity transmitting beneficial owner documentation provided by your interest holders to claim treaty benefits on their behalf. Instead, provide Form W-8IMY.

— You are a withholding foreign partnership or a withholding foreign trust within the meaning of sections 1441 and 1442 and the accompanying regulations. A withholding foreign partnership or a withholding foreign trust is a foreign partnership or trust that has entered into a withholding agreement with the IRS under which it agrees to assume primary withholding responsibility for each partner’s, beneficiary’s, or owner’s distributive share of income subject to withholding that is paid to the partnership or trust. Instead, provide Form W-8IMY.

— You are acting as an intermediary (that is, acting not for your own account, but for the account of others as an agent, nominee, or custodian). Instead, provide Form W-8IMY.

— You are a foreign partnership or foreign grantor trust for purposes of section 1446. Instead, provide Form W-8IMY and accompanying documentation. See Regulations sections 1.1446-1 through 1.1446-6.

Giving Form W-8BEN to the withholding agent. Do not send Form W-8BEN to the IRS. Instead, give it to the person who is requesting it from you. Generally, this will be the person from whom you receive the payment, who credits your account, or a partnership that allocates income to you. Give Form W-8BEN to the person requesting it before the payment is made to you, credited to your account or allocated. If you do not provide this form, the withholding agent may have to withhold at the 30% rate, backup withholding rate, or the rate applicable under section 1446. If you receive more than one type of income from a single withholding agent for which you claim different benefits, the withholding agent may, at its option, require you to submit a Form W-8BEN for each different type of income. Generally, a separate Form W-8BEN must be given to each withholding agent.

Note. If you own the income or account jointly with one or more other persons, the income or account will be treated by the withholding agent as owned by a foreign person if Forms W-8BEN are provided by all of the owners. If the withholding agent receives a Form W-9 from any of the joint owners, the payment must be treated as made to a U.S. person.

Change in circumstances. If a change in circumstances makes any information on the Form W-8BEN you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the change in circumstances and you must file a new Form W-8BEN or other appropriate form.

If you use Form W-8BEN to certify that you are a foreign person, a change of address to an address in the United States is a change in circumstances. Generally, a change of address within the same foreign country or to another foreign country is not a change in circumstances. However, if you use Form W-8BEN to claim treaty benefits, a move to the United States or outside the country where you have been claiming treaty benefits is a change in circumstances. In that case, you must notify the withholding agent or payer within 30 days of the move.

If you become a U.S. citizen or resident alien after you submit Form W-8BEN, you are no longer subject to the 30% withholding rate or the withholding tax on a foreign partner’s share of effectively connected income. You must notify the withholding agent or payer within 30 days of becoming a U.S. citizen or resident alien. You may be required to provide a Form W-9. For more information, see Form W-9 and instructions.

Expiration of Form W-8BEN. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 2005, remains valid through December 31, 2008. A Form W-8BEN furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the Form W-8BEN. See the instructions for line 6 beginning on page 4 for circumstances under which you must provide a U.S. TIN.

Definitions

Beneficial owner. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.

Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owners of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.

For purposes of section 1446, the same beneficial owner rules apply, except that under section 1446 a foreign simple trust rather than the beneficiary provides the form to the partnership.

The beneficial owner of income paid to a foreign estate is the estate itself.

Note. A payment to a U.S. partnership, U.S. trust, or U.S. estate is treated as a payment to a U.S. payee that is not subject to 30% withholding. A U.S. partnership, trust, or estate should provide the withholding agent with a Form W-9. For purposes of section 1446, a U.S. grantor trust or disregarded entity shall not provide the withholding agent a Form W-9 in its own right. Rather, the grantor or other owner shall provide the withholding agent the appropriate form.

Foreign person. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

Nonresident alien individual. Any individual who is not a citizen or resident alien of the United States is a nonresident alien individual. An alien individual meeting either the “green card test” or the “substantial presence test” for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual. Additionally, an alien individual who is a resident of a foreign country under the residence article of an income tax treaty, or an alien individual who is a bona fide resident of Puerto Rico, Guam, the Commonwealth of the Northern Mariana Islands, the U.S. Virgin Islands, or American Samoa is a nonresident alien individual. See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

Even though a nonresident alien individual married to a U.S. citizen or resident alien may choose to be treated as a resident alien for certain purposes (for example, filing a joint income tax return), such individual is still treated as a nonresident alien for withholding tax purposes on all income except wages.

Flow-through entity. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see below) with respect to the payment by an interest holder’s jurisdiction.

For purposes of section 1446, a foreign partnership or foreign grantor trust must submit Form W-8IMY to establish the partnership or grantor trust as a look through entity. The Form W-8IMY may be accompanied by this form or another version of Form W-8 or Form W-9 to establish the foreign or domestic status of a partner or grantor or other owner. See Regulations section 1.1446-1.

Hybrid entity. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid entity status is relevant for claiming treaty benefits. See the instructions for line 9c on page 5.

Reverse hybrid entity. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty. See the instructions for line 9c on page 5.

Fiscally transparent entity. An entity is treated as fiscally transparent with respect to an item of income for which treaty benefits are claimed to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity. For example, partnerships, common trust funds, and simple trusts or grantor trusts are generally considered to be fiscally transparent with respect to items of income received by them.

Disregarded entity. A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.

A disregarded entity shall not submit this form to a partnership for purposes of section 1446. Instead, the owner of such entity shall provide appropriate documentation. See Regulations section 1.1446-1.

Amounts subject to withholding. Generally, an amount subject to withholding is an amount from sources within the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as OID), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums).

For purposes of section 1446, the amount subject to withholding is the foreign partner’s share of the partnership’s effectively connected taxable income.

Withholding agent. Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

For purposes of section 1446, the withholding agent is the partnership conducting the trade or business in the United States. For a publicly traded partnership, the withholding agent may be the partnership, a nominee holding an interest on behalf of a foreign person, or both. See Regulations sections 1.1446-1 through 1.1446-6.

Specific Instructions

A hybrid entity should give Form W-8BEN to a withholding agent only for income for which it is claiming a reduced rate of withholding under an income tax treaty. A reverse hybrid entity should give Form W-8BEN to a withholding agent only for income for which no treaty benefit is being claimed.

Part I

Line 1. Enter your name. If you are a disregarded entity with a single owner who is a foreign person and you are not claiming treaty benefits as a hybrid entity, this form should be completed and signed by your foreign single owner. If the account to which a payment is made or credited is in the name of the disregarded entity, the foreign single owner should inform the withholding agent of this fact. This may be done by including the name and account number of the disregarded entity on line 8 (reference number) of the form. However, if you are a disregarded entity that is claiming treaty benefits as a hybrid entity, this form should be completed and signed by you.

Line 2. If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter N/A (for “not applicable”).

Line 3. Check the one box that applies. By checking a box, you are representing that you qualify for this classification. You must check the box that represents your classification (for example, corporation, partnership, trust, estate, etc.) under U.S. tax principles. Do not check the box that describes your status under the law of the treaty country. If you are a partnership or disregarded entity receiving a payment for which treaty benefits are being claimed, you must check the “Partnership” or “Disregarded entity” box. If you are a sole proprietor, check the “Individual” box, not the “Disregarded entity” box.

Only entities that are tax-exempt under section 501 should check the “Tax-exempt organization” box. Such organizations should use Form W-8BEN only if they are claiming a reduced rate of withholding under an income tax treaty or some code exception other than section 501. Use Form W-8EXP if you are claiming an exemption from withholding under section 501.

Line 4. Your permanent residence address is the address in the country where you claim to be a resident for purposes of that country’s income tax. If you are giving Form W-8BEN to claim a reduced rate of withholding under an income tax treaty, you must determine your residency in the manner required by the treaty. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you are an individual who does not have a tax residence in any country, your permanent residence is where you normally reside. If you are not an individual and you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office.

Line 5. Enter your mailing address only if it is different from the address you show on line 4.

Line 6. If you are an individual, you are generally required to enter your social security number (SSN). To apply for an SSN, get Form SS-5 from a Social Security Administration (SSA) office or, if in the United States, you may call the SSA at 1-800-772-1213. Fill in Form SS-5 and return it to the SSA.

If you do not have an SSN and are not eligible to get one, you must get an individual taxpayer identification number (ITIN). To apply for an ITIN, file Form W-7 with the IRS. It usually takes 4-6 weeks to get an ITIN.

An ITIN is for tax use only. It does not entitle you to social security benefits or change your employment or immigration status under U.S. law.

If you are not an individual or you are an individual who is an employer or you are engaged in a U.S. trade or business as a sole proprietor, you must enter an employer identification number (EIN). If you do not have an EIN, you should apply for one on

Form SS-4, Application for Employer Identification Number. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter your EIN.

A partner in a partnership conducting a trade or business in the United States will likely be allocated effectively connected taxable income. The partner is required to file a U.S. federal income tax return and must have a U.S. taxpayer identification number (TIN).

You must provide a U.S. TIN if you are:

— Claiming an exemption from withholding under section 871(f) for certain annuities received under qualified plans,

— A foreign grantor trust with 5 or fewer grantors,

— Claiming benefits under an income tax treaty, or

— Submitting the form to a partnership that conducts a trade or business in the United States.

However, a U.S. TIN is not required to be shown in order to claim treaty benefits on the following items of income:

— Dividends and interest from stocks and debt obligations that are actively traded;

— Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);

— Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and

— Income related to loans of any of the above securities.

You may want to obtain and provide a U.S. TIN on Form W-8BEN even though it is not required. A Form W-8BEN containing a U.S. TIN remains valid for as long as your status and the information relevant to the certifications you make on the form remain unchanged provided at least one payment is reported to you annually on Form 1042-S.

Line 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.

Line 8. This line may be used by the filer of Form W-8BEN or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, withholding agents who are required to associate the Form W-8BEN with a particular Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear. A beneficial owner may use line 8 to include the number of the account for which he or she is providing the form. A foreign single owner of a disregarded entity may use line 8 to inform the withholding agent that the account to which a payment is made or credited is in the name of the disregarded entity (see instructions for line 1 on page 4).

Part II

Line 9a. Enter the country where you claim to be a resident for income tax treaty purposes. For treaty purposes, a person is a resident of a treaty country if the person is a resident of that country under the terms of the treaty.

Line 9b. If you are claiming benefits under an income tax treaty, you must have a U.S. TIN unless one of the exceptions listed in the line 6 instructions above applies.

Line 9c. An entity (but not an individual) that is claiming a reduced rate of withholding under an income tax treaty must represent that it:

— Derives the item of income for which the treaty benefit is claimed, and

— Meets the limitation on benefits provisions contained in the treaty, if any.

An item of income may be derived by either the entity receiving the item of income or by the interest holders in the entity or, in certain circumstances, both. An item of income paid to an entity is considered to be derived by the entity only if the entity is not fiscally transparent under the laws of the entity’s jurisdiction with respect to the item of income. An item of income paid to an entity shall be considered to be derived by the interest holder in the entity only if:

— The interest holder is not fiscally transparent in its jurisdiction with respect to the item of income, and

— The entity is considered to be fiscally transparent under the laws of the interest holder’s jurisdiction with respect to the item of income. An item of income paid directly to a type of entity specifically identified in a treaty as a resident of a treaty jurisdiction is treated as derived by a resident of that treaty jurisdiction.

If an entity is claiming treaty benefits on its own behalf, it should complete Form W-8BEN. If an interest holder in an entity that is considered fiscally transparent in the interest holder’s jurisdiction is claiming a treaty benefit, the interest holder should complete Form W-8BEN on its own behalf and the fiscally transparent entity should associate the interest holder’s Form W-8BEN with a Form W-8IMY completed by the entity.

An income tax treaty may not apply to reduce the amount of any tax on an item of income received by an entity that is treated as a domestic corporation for U.S. tax purposes. Therefore, neither the domestic corporation nor its shareholders are entitled to the benefits of a reduction of U.S. income tax on an item of income received from U.S. sources by the corporation.

To determine whether an entity meets the limitation on benefits provisions of a treaty, you must consult the specific provisions or articles under the treaties. Income tax treaties are available on the IRS website at www.irs.gov.

If you are an entity that derives the income as a resident of a treaty country, you may check this box if the applicable income tax treaty does not contain a “limitation on benefits” provision.

Line 9d. If you are a foreign corporation claiming treaty benefits under an income tax treaty that entered into force before January 1, 1987 (and has not been renegotiated) on (a) U.S. source dividends paid to you by another foreign corporation or (b) U.S. source interest paid to you by a U.S. trade or business of another foreign corporation, you must generally be a “qualified resident” of a treaty country. See section 884 for the definition of interest paid by a U.S. trade or business of a foreign corporation (“branch interest”) and other applicable rules.

In general, a foreign corporation is a qualified resident of a country if any of the following apply.

— It meets a 50% ownership and base erosion test.

— It is primarily and regularly traded on an established securities market in its country of residence or the United States.

— It carries on an active trade or business in its country of residence.

— It gets a ruling from the IRS that it is a qualified resident.

See Regulations section 1.884-5 for the requirements that must be met to satisfy each of these tests.

If you are claiming treaty benefits under an income tax treaty entered into force after December 31, 1986, do not check box 9d. Instead, check box 9c.

Line 9e. Check this box if you are related to the withholding agent within the meaning of section 267(b) or 707(b) and the aggregate amount subject to withholding received during the calendar year will exceed $500,000. Additionally, you must file Form 8833, Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b).

Line 10

Line 10 must be used only if you are claiming treaty benefits that require that you meet conditions not covered by the representations you make in lines 9a through 9e. However, this line should always be completed by foreign students and researchers claiming treaty benefits. See Scholarship and fellowship grants below for more information.

The following are additional examples of persons who should complete this line.

— Exempt organizations claiming treaty benefits under the exempt organization articles of the treaties with Canada, Mexico, Germany, and the Netherlands.

— Foreign corporations that are claiming a preferential rate applicable to dividends based on ownership of a specific percentage of stock.

— Persons claiming treaty benefits on royalties if the treaty contains different withholding rates for different types of royalties.

This line is generally not applicable to claiming treaty benefits under an interest or dividends (other than dividends subject to a preferential rate based on ownership) article of a treaty.

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes. The individual must use Form W-9 to claim the tax treaty benefit. See the instructions for Form W-9 for more information. Also see Nonresident alien student or researcher who becomes a resident alien later for an example.

Scholarship and fellowship grants. A nonresident alien student (including a trainee or business apprentice) or researcher who receives noncompensatory scholarship or fellowship income may use Form W-8BEN to claim benefits under a tax treaty that apply to reduce or eliminate U.S. tax on such income. No Form W-8BEN is required unless a treaty benefit is being claimed. A nonresident alien student or researcher who receives compensatory scholarship or fellowship income must use Form 8233 to claim any benefits of a tax treaty that apply to that income. The student or researcher must use Form W-4 for any part of such income for which he or she is not claiming a tax treaty withholding exemption. Do not use Form W-8BEN for compensatory scholarship or fellowship income. See Compensation for Dependent Personal Services in the Instructions for Form 8233.

If you are a nonresident alien individual who received noncompensatory scholarship or fellowship income and personal services income (including compensatory scholarship or fellowship income) from the same withholding agent, you may use Form 8233 to claim a tax treaty withholding exemption for part or all of both types of income.

Completing lines 4 and 9a. Most tax treaties that contain an article exempting scholarship or fellowship grant income from taxation require that the recipient be a resident of the other treaty country at the time of, or immediately prior to, entry into the

United States. Thus, a student or researcher may claim the exemption even if he or she no longer has a permanent address in the other treaty country after entry into the United States. If this is the case, you may provide a U.S. address on line 4 and still be eligible for the exemption if all other conditions required by the tax treaty are met. You must also identify on line 9a the tax treaty country of which you were a resident at the time of, or immediately prior to, your entry into the United States.

Completing line 10. You must complete line 10 if you are a student or researcher claiming an exemption from taxation on your scholarship or fellowship grant income under a tax treaty.

Nonresident alien student or researcher who becomes a resident alien. You must use Form W-9 to claim an exception to a saving clause. See Nonresident alien who becomes a resident alien on this page for a general explanation of saving clauses and exceptions to them.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would complete Form W-9.

Part III

If you check this box, you must provide the withholding agent with the required statement for income from a notional principal contract that is to be treated as income not effectively connected with the conduct of a trade or business in the United States. You should update this statement as often as necessary. A new Form W-8BEN is not required for each update provided the form otherwise remains valid.

Part IV

Form W-8BEN must be signed and dated by the beneficial owner of the income, or, if the beneficial owner is not an individual, by an authorized representative or officer of the beneficial owner. If Form W-8BEN is completed by an agent acting under a duly authorized power of attorney, the form must be accompanied by the power of attorney in proper form or a copy thereof specifically authorizing the agent to represent the principal in making, executing, and presenting the form. Form 2848, Power of Attorney and Declaration of Representative, may be used for this purpose. The agent, as well as the beneficial owner, may incur liability for the penalties provided for an erroneous, false, or fraudulent form.

Broker transactions or barter exchanges. Income from transactions with a broker or a barter exchange is subject to reporting rules and backup withholding unless Form W-8BEN or a substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person.

You are an exempt foreign person for a calendar year in which:

— You are a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

— You are an individual who has not been, and does not plan to be, present in the United States for a total of 183 days or more during the calendar year; and

— You are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 5 hr., 58 min.; Learning about the law or the form, 3 hr., 46 min.; Preparing and sending the form to IRS, 4 hr., 2 min.

If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can email us at *taxforms@irs.gov. Please put “Forms Comment” on the subject line. Or you can write to Internal Revenue Service, Tax Products Coordinating Committee, SE:W:CAR:MP:T:T:SP, 1111 Constitution Ave. NW, IR-6406, Washington, DC 20224. Do not send Form W-8BEN to this office. Instead, give it to your withholding agent.

This Letter of Transmittal and any other required documents should be sent or delivered by each tendering holder of Preferred Shares or its broker, dealer, commercial bank, trust company or other nominee to the Tender Agent at one of its addresses set forth on the front cover of this Letter of Transmittal.

Please contact the Dealer Manager with questions regarding the terms of the Offer or the Information Agent with questions regarding how to tender and/or request additional copies of the Offer to Purchase, this Letter of Transmittal or other documents related to the Offer at the contact information set forth below. Holders of Preferred Shares also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer. Please contact the Tender Agent to confirm delivery of Preferred Shares.

The Dealer Manager for the Offer is:

Wells Fargo Securities, LLC

301 South College Street, 6th Floor

Charlotte, North Carolina 28202

Attn: Liability Management Group

Toll Free: (866) 309-6316

Collect: (704) 715-8341

The Information Agent for the Offer is:

D. F. King & Co., Inc.

48 Wall Street — 22nd Floor

New York, NY 10005

Banks and Brokers call: (212) 269-5550

Toll Free: (800) 848-2998

Email: axis@dfking.com